UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10240 Sorrento Valley Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 25, 2006, we issued a press release announcing our financial results for the quarter ended June 30, 2006.  A copy of the press release is attached as Exhibit 99.1.  The information in this Item and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item and the exhibit attached hereto shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

ITEM 8.01. OTHER EVENTS

On April 3, 2003, we announced that our Board of Directors authorized a stock repurchase program of up to 4 million shares of our common stock.  On August 15, 2005, we announced that our Board of Directors increased the size of the stock repurchase program by an additional 4 million shares, for a total program size of up to 8 million shares.  As of June 30, 2006, the Company had repurchased an aggregate of approximately 5.2 million shares of its common stock under this program.  On July 25, 2006, our Board of Directors increased the size of our stock repurchase program by an additional 4 million shares, for a total program size of up to 12 million shares, with a total of approximately 6.8 million shares remaining available for repurchase under the program. We issued a press release on July 25, 2006 announcing this event, and the press release is attached as exhibit 99.2 to this filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

	Number	Description

	99.1	Press release issued by Websense, Inc. on July 25, 2006 relating to financial results.
	99.2	Press release issued by Websense, Inc. on July 25, 2006 relating to its stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: July 25, 2006	/s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer (principal financial
and accounting officer)

INDEX TO EXHIBITS

Number	Description

99.1	Press release issued by Websense, Inc. on July 25, 2006 relating to financial results.
99.2	Press release issued by Websense, Inc. on July 25, 2006 relating to its stock repurchase program.